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                                                                    EXHIBIT 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)


                             Three Months Ended June 30,  Six Months Ended June 30,
                                1998          1997           1998          1997
                             -----------   -----------    -----------   -----------
Common stock outstanding
beginning of period            6,312,199     6,372,025      6,312,199     6,372,025
                             -----------   -----------    -----------   -----------

Weighted average common
stock outstanding from
exercise of stock
options, treasury stock
purchases and employee
benefit plan                      53,888      (106,417)        19,831       (86,890)
                             -----------   -----------    -----------   -----------
Weighted average common
 stock outstanding             6,366,087     6,265,608      6,332,030     6,285,135
                             ===========   ===========    ===========   ===========
Stock options                    357,100        33,590        336,232        30,782
                             ===========   ===========    ===========   ===========
Weighted average common
 and common stock
 equivalents outstanding       6,723,187     6,299,198      6,668,262     6,315,917
                             ===========   ===========    ===========   ===========

Net income attributable
to common stockholders       $ 1,313,778   $   288,488    $ 1,657,680   $     7,703
                             ===========   ===========    ===========   ===========

Net income per common and
 common stock equivalents:

Basic                        $      0.21   $      0.05    $      0.26   $      0.00
                             ===========   ===========    ===========   ===========
Diluted                      $      0.20   $      0.05    $      0.25   $      0.00
                             ===========   ===========    ===========   ===========



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